Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING TO ACQUIRE PENINSULA GAMING FOR $1.45 BILLION

Transaction Will Strengthen Boyd Gaming’s Financial Profile and Drive Growth;

Expands Geographic Diversity and Increases Scale

Immediately Accretive To Earnings Per Share and Free Cash Flow

LAS VEGAS – MAY 16, 2012 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has entered into a definitive agreement to acquire Peninsula Gaming, LLC, for total consideration of $1.45 billion.

The acquisition will complement Boyd Gaming’s existing portfolio by adding five properties in some of the nation’s strongest growth regions: Kansas Star Casino near Wichita, Kansas; Diamond Jo Casino in Dubuque, Iowa; Diamond Jo Worth in Northwood, Iowa; Evangeline Downs Racetrack & Casino in Opelousas, Louisiana; and Amelia Belle Casino in Amelia, Louisiana.

The purchase price represents an EBITDA multiple of 7.0 times based on the trailing 12-month EBITDA of $109 million for Peninsula’s Iowa and Louisiana properties, an annualized run-rate for Kansas Star based on its first-quarter 2012 EBITDA of $26.8 million, and corporate expense of $10 million.

“Acquiring Peninsula Gaming is a transformative transaction that fits perfectly into our growth strategy by expanding our Company’s scale, diversifying our platform, strengthening our financial profile, and generating meaningful value for our shareholders,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “The Peninsula properties are a strong fit for us, as they are well-managed and operate in resilient markets in the Midwest and South. We anticipate this transaction will be immediately accretive to earnings and significantly increase our free cash flow.”

Smith added, “We are paying an attractive multiple for high-quality, high-margin assets. The properties operate in locations with limited gaming supply and stable tax and regulatory environments, resulting in attractive EBITDA margins. Their management teams have considerable knowledge of their markets, and have shown they are able to operate efficiently without compromising the guest experience.”

Subject to the satisfaction of various closing conditions and receipt of required regulatory approvals, Boyd Gaming expects the transaction to close by the end of 2012.

The Company has obtained committed financing for the entire transaction, and anticipates it will be deleveraging. Boyd Gaming will fund the transaction with $200 million in cash and approximately $1.2 billion in debt at the Peninsula subsidiary. In addition, a note provided by the seller of approximately $144 million will be part of the consideration.

Under the terms of the transaction, Boyd Gaming is obligated to make an additional payment in 2016 should Kansas Star’s EBITDA exceed $105 million in 2015. The additional payment would be 7.5 times additional EBITDA over $105 million.

Greenhill & Co., LLC served as the exclusive financial advisor and Morrison & Foerster LLP served as legal advisor to Boyd Gaming. Bank of America Merrill Lynch, J.P. Morgan and Deutsche Bank Securities Inc. provided the committed financing for the transaction.

Boyd Gaming will host a conference call today, May 16, at 5:30 p.m. Eastern to discuss the transaction. The conference call number is (877) 270-2148. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at www.boydgaming.com, or at: http://www.videonewswire.com/event.asp?id=87246

We will also be providing a presentation to accompany the conference call on our website at http://boydgaming.investorroom.com/webcasts.

Following the completion of call, a replay will be available by dialing (877) 270-2148 today, May 16, beginning at 7:30 p.m. Eastern and continuing through Thursday, May 24 at 9 a.m. Eastern. The passcode for the replay will be 10014284. The replay will also be available on the Internet at www.boydgaming.com.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

Forward-looking Statements

This press release contains, or may contain, “forward-looking statements” concerning Boyd and Peninsula, which are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “anticipate,” “expect,” “may,” “should,” “could,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the following: (i) the expected benefits of the merger, the expected accretive effect of the merger on Boyd’s financial results and profile, expected cost, revenue, EBITDA, margin, and synergies, the expected impact for customers and employees, future capital expenditures, expenses, revenues, earnings, economic performance, financial condition, losses and future prospects; (ii) the anticipated benefits of geographic diversity that would result from the merger; the expected results of Peninsula’s gaming properties, including, without limitation, Kansas Star; (iii) future industry developments and trends; (iv) the anticipated completion of the proposed merger, and the anticipated financing of the merger; and (vi) assumptions underlying any of the foregoing statements.

These forward-looking statements are based upon the current beliefs and expectations of management and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Boyd’s ability to control or estimate precisely and include, without limitation: the ability to obtain governmental or gaming approvals of the merger and the transactions contemplated by the merger agreement, or to satisfy other conditions to the merger on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected synergies or other benefits from the transaction in the amounts or in the timeframe anticipated; the ability to integrate Peninsula in a timely and cost-efficient manner with Boyd; uncertainties in the global economy and credit markets; and rates of change in, margins, market share, capital expenditures, revenue and operating expenses generally; volatility in quarterly results and in the stock price of Boyd; access to capital markets; the ability to manage and grow Boyd’s cash position following the merger; the sufficiency of Boyd’s financial resources to support future business activities (including but not limited to operations, investments, debt service requirements and capital expenditures); the impact of legal proceedings; and other risks and uncertainties, including those detailed from time to time in Boyd’s periodic reports (whether under the caption Risk Factors or Forward Looking Statements or elsewhere). Boyd can give no assurances that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Boyd nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Boyd following the implementation of the merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of Boyd for the current or future financial years would necessarily match or exceed the historical published figures.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the non-GAAP financial measures used in this presentation are important supplemental measures of operating performance to investors. Reconciliations of non-GAAP financial measures to GAAP can be found at http://boydgaming.investorroom.com/

We do not provide a reconciliation of forward-looking non-GAAP financial measures due to our inability to project special charges and certain expenses.

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